EX 32
                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                                  CERTIFICATION
By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Vectren Corporation.

         Signed this 14th day of August, 2003.







/s/ Jerome A. Benkert, Jr.                 /s/ Niel C. Ellerbrook
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(Signature of Authorized Officer)          (Signature of Authorized Officer)


Jerome A. Benkert, Jr.                     Niel C. Ellerbrook
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(Typed Name)                               (Typed Name)

Executive Vice President &                 Chairman, President, & Chief
Chief Financial Officer                    Executive Officer
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(Title)                                    (Title)